CONTACTS:  Mary K. Talbot
                                                             (401) 245-8819

     SLADE'S FERRY BANCORP REPORTS 43% INCREASE IN YEAR TO DATE EARNINGS

SOMERSET, Mass. (October 12, 2004) -- Slade's Ferry Bancorp, (NASDAQ small cap: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended September 30, 2004 was $1.07 million; an increase of 53.2% over net income for the quarter ended September 30, 2003, which totaled $699,000. Diluted earnings per share totaled $0.26 and $0.17 for the quarters ended September 30, 2004 and 2003, respectively.

Net income for the nine months ended September 30, 2004 totaled $2.32 million, or $0.57 per share (diluted) as compared to $1.62 million or $0.41 per share (diluted) for the nine months ended September 30, 2003, an increase in net income of 43.2%.

The primary reason for the increase in earnings is the Company's growth during 2004, as consolidated total assets increased from $439.4 million at December 31, 2003 to $543.1 million at September 30, 2004, an increase of 23.6%. The Bank instituted programs to attract significant levels of deposits during the period of unprecedented low interest rates early in
2004.   As a result, deposits increased from $333.1 million at December 31,
2003 to $403.5 million at September 30, 2004, or 21.1%. During the same time period, net loans increased by $30.9 million, or 9.3% to $362.3 million while investment securities increased by $66.5 million, or 113.5% to $124.9 million. Also, taking advantage of the low interest rate environment, the Bank increased its level of Federal Home Loan Bank advances from $60.5 million to $80.4 million during 2004. Those funds not lent out are temporarily invested into the Bank's investment securities portfolios for future deployment.

As a result of this growth, net interest and dividend income increased from $3.62 million for the three months ended September 30, 2003, to $4.23 million for the three months ended September 30, 2004, an increase of
16.8%.   Net interest and dividend income increased from $10.72 million for the nine months ended September 30 2003, to 11.72 million for the nine months ended September 30, 2004, an increase of 9.3%.

Additionally, the Bank recognized a loss on the sale of non-performing loans of $116,000 in the third quarter of 2003, which adversely affected earnings per share in 2003 by approximately $0.02. A gain on sales of non-performing loans in the third quarter of 2004 resulted in a gain of $196,000, which had the effect of increasing earnings per share by $0.03 in 2004.

"We're closely adhering to our strategic plan, which calls for significant growth in 2004," said CEO Mary Lynn Lenz. "Our improved operating results speak to the success of the plan and management's implementation."

Due to continued changes in the composition of the loan portfolio, stronger underwriting guidelines, and the sale of loans previously deemed to be non-performing, the overall credit risk profile of the loan portfolio has
improved.   The ratio of impaired loans to total loans decreased from 1.4%
at December 31, 2003 to 0.03% at September 30, 2004.

Total stockholders' equity at September 30, 2004 was $45.4 million versus $42.7 million at December 31, 2003, an increase of approximately 6.3%. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company has declared a $0.09 dividend to common shareholders of record on September 24, 2004, payable on October 15, 2004.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $540 million in assets and 10 retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner. Traded on the NASDAQ Small Cap Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in six Massachusetts communities - Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

                                    # # #

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the forward-looking statements are made.

                            SLADE'S FERRY BANCORP
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                    AS OF


                                           SEPTEMBER 30,      DECEMBER 31,
ASSETS:                                        2004               2003
---------------------------------------------------------------------------

Cash and deposits with other banks         $  20,507,497      $  18,642,370
Money market mutual funds                              0             63,539
Federal funds sold                             6,000,000          4,000,000
---------------------------------------------------------------------------
      Cash and Cash Equivalents               26,507,497         22,705,909
Interest bearing time deposits with
 other banks                                     100,000            200,000
Securities held to maturity                   40,631,411         11,300,402
Securities available for sale                 84,329,600         47,162,852
Federal Home Loan Bank stock                   4,204,300          3,023,800
Loans (net) - Note A                         362,389,567        331,496,525
Premises & equipment                           5,844,940          5,894,736
Accrued interest receivable                    2,037,264          1,497,104
Goodwill                                       2,173,368          2,173,368
Cash surrender value of life insurance        11,473,825         10,980,879
Other assets                                   3,494,716          3,012,966
---------------------------------------------------------------------------
TOTAL ASSETS                               $ 543,186,489      $ 439,448,541
===========================================================================

LIABILITIES & STOCKHOLDERS' EQUITY:
Deposits                                   $ 403,454,662      $ 333,144,817
Advances from Federal Home Loan Bank          80,388,352         60,474,864
Other liabilities                             13,931,338          3,086,719
---------------------------------------------------------------------------
      Total Liabilities                      497,774,352        396,706,400
Stockholders' equity:
Common stock                                      40,601             39,959
Paid in capital                               29,816,333         28,609,206
Retained earnings                             15,925,480         14,698,595
Accum. other comprehensive loss                 (370,277)          (605,619)
---------------------------------------------------------------------------
      Total Stockholders' Equity              45,412,137         42,742,141
---------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY   $ 543,186,489      $ 439,448,541
===========================================================================

Note:  A-Loans net of:
       Reserve for Loan Losses             $   4,102,567      $   4,154,394
       Unearned Income                     $     613,431      $     443,393

                            SLADE'S FERRY BANCORP
                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        9 MONTHS ENDING SEPTEMBER 30,


                                                  2004              2003
                                              -----------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                    $15,061,034      $ 12,928,787
Interest and dividends on investments           2,206,021         2,258,138
Other interest                                    220,044           135,253
                                              -----------------------------

      Total interest and dividend income       17,487,099        15,322,178
                                              -----------------------------

INTEREST EXPENSE:
Interest on deposits                            3,726,333         3,538,854
Interest on other borrowed funds                1,800,220         1,059,978
Interest on subordinated debentures               236,126                 0
                                              -----------------------------

      Total interest expense                    5,762,679         4,598,832
                                              -----------------------------

  Net interest and dividend income             11,724,420        10,723,346

Provision (benefit) for loan losses               376,215          (539,357)
                                              -----------------------------

  Net interest and dividend income after
   provision (benefit) for loan losses         11,348,205        11,262,703
                                              -----------------------------

OTHER INCOME:
Service charges on deposit accounts               807,731           840,054
Security gains, net                                46,298             1,944
Gain (loss) on sale of loans                      195,817          (115,792)
Other income                                      926,301           749,221
                                              -----------------------------

      Total other income                        1,976,147         1,475,427
                                              -----------------------------

OTHER EXPENSE:
Salaries and employee benefits                  5,972,717         5,743,711
Occupancy expense                                 599,518           710,580
Equipment expense                                 417,887           398,971
Writedown on securities                                 0                 0
Other expenses                                  2,849,810         2,646,263(1)
                                              -----------------------------

      Total other expense                       9,839,932         9,499,525
                                              -----------------------------

Income before income taxes                      3,484,420         3,238,605
Income taxes                                    1,165,490         1,621,744(1)
                                              -----------------------------

      NET INCOME                                2,318,930         1,616,861
                                              =============================

Basic earnings per share                      $      0.57       $      0.40
                                              =============================

Diluted earnings per share                    $      0.57       $      0.41
                                              =============================

<F1>  The year to date results of operations for the period ended September
      30, 2003 have been revised from that previously reported to remove the extraordinary item. The extraordinary item treatment previously presented was revised, and its individual components were presented as part of income tax expense, in the amount of $529,191 and included in other expense is interest of $128,977. See Footnote 20 to the Company's audited consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2003 filed with the U.S. Securities and Exchange Commission.

                            SLADE'S FERRY BANCORP
                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        3 MONTHS ENDING SEPTEMBER 30,


                                                   2004             2003
                                               ----------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                     $ 5,194,000      $ 4,419,503
Interest and dividends on investments              998,496          671,857
Other interest                                      57,509           26,873
                                               ----------------------------

      Total interest and dividend income         6,250,005        5,118,233
                                               ----------------------------

INTEREST EXPENSE:
Interest on deposits                             1,279,272        1,090,910
Interest on other borrowed funds                   627,084          408,772
Interest on subordinated debentures                118,203                0
                                               ----------------------------

      Total interest expense                     2,024,559        1,499,682
                                               ----------------------------

  Net interest and dividend income               4,225,446        3,618,551

Provision for loan losses                                0                0
                                               ----------------------------

  Net interest and dividend income after
   provision for loan losses                     4,225,446        3,618,551
                                               ----------------------------

OTHER INCOME:
Service charges on deposit accounts                281,110          298,734
Security gains, net                                  6,994           42,862
Gain on sale of loans                              195,817                0
Other income                                       328,811          239,828
                                               ----------------------------

      Total other income                           812,732          581,424
                                               ----------------------------

OTHER EXPENSE:
Salaries and employee benefits                   1,953,849        2,005,682
Occupancy expense                                  179,326          225,567
Equipment expense                                  138,190          143,949
Loss on sale of loans                                    0           12,258
Other expenses                                   1,199,075          793,836
                                               ----------------------------

      Total other expense                        3,470,440        3,181,292
                                               ----------------------------

Income before income taxes                       1,567,738        1,018,683
Income taxes                                       496,525          319,338
                                               ----------------------------

      NET INCOME                               $ 1,071,213      $   699,345
                                               ============================

Basic earnings per share                       $      0.26      $      0.18
                                               ============================

Diluted earnings per share                     $      0.26      $      0.17
                                               ============================